UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 5, 2008

(Date of Earliest Event Reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 1, 2008, Potlatch Corporation (the “Company”) issued a press release announcing that its Board of Directors has given final approval to the spin-off of its pulp-based businesses (the “Spin-off”), which will be completed through a dividend of the common stock of its wholly owned subsidiary, Clearwater Paper Corporation (“Clearwater”). On December 5, 2008, in connection with the Spin-off, the Board of Directors of the Company approved and adopted new benefit plans to replace benefit plans previously sponsored by Clearwater, and approved and adopted amendments to existing benefit plans of the Company. The material terms of these new or amended benefit plans, in which the Company’s named executive officers participate are summarized below.

Potlatch Corporation Annual Incentive Plan

On December 5, 2008, the Board of Directors of the Company approved and adopted amendments to the Potlatch Corporation Annual Incentive Plan (the “AIP”). These amendments include (1) updates and clarifications to the definition of “change of control,” upon which an independent committee is appointed to administer the AIP, (2) removal of plan provisions governing deferral of AIP awards, so that all deferrals of AIP awards will be governed by the Company’s Management Deferred Compensation Plan described below, and (3) granting authority to the Executive Compensation and Personnel Policies Committee of the Board of Directors, or Compensation Committee, to amend or terminate the AIP. The AIP, which will be effective beginning January 1, 2009, was previously approved by the shareholders of the Company on May 5, 2008.

A description of the AIP can be found in the Current Report on Form 8-K filed by the Company on May 8, 2008 and is incorporated herein by reference. Such description and the foregoing summary of the amendments to the AIP do not purport to be complete. Both summaries are subject to, and are qualified in their entirety by, the complete text of the AIP, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Potlatch Corporation Management Deferred Compensation Plan

On December 5, 2008, the Board of Directors of the Company approved and adopted amendments to the Potlatch Corporation Management Deferred Compensation Plan (the “Deferred Compensation Plan”). These amendments include (1) updates and clarifications to the definition of “change of control,” upon which an independent committee is appointed to administer the Deferred Compensation Plan, (2) new plan provisions governing the deferral of annual bonus awards under the AIP and its predecessor plan, (3) clarification of how certain corporate transactions, such as stock dividends, stock splits, spin-offs and other events, may result in adjustment of deferrals that are deemed invested in phantom stock units, (4) clarification of the timing of distributions from the Deferred Compensation Plan to comply with section 409A of the Internal Revenue Code (“Code”), and (5) granting authority to the Compensation Committee to amend or terminate the Deferred Compensation Plan.

A description of the Deferred Compensation Plan can be found in the Current Report on Form 8-K filed by the Company on May 21, 2008 and is incorporated herein by reference. Such description and the foregoing summary of the amendments to Deferred Compensation Plan do not purport to be complete. Both summaries are subject to, and are qualified in their entirety by, the complete text of the Deferred Compensation Plan, a copy of which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Potlatch Corporation Severance Program for Executive Employees

On December 5, 2008, the Board of Directors of the Company adopted the Potlatch Corporation Severance Program for Executive Employees (the “Severance Program”) to provide a program of severance payments to eligible employees of the Company. The Severance Program will replace the executive severance plan currently sponsored by Clearwater.

The Severance Program will provide for the payment to eligible employees of the Company of severance payments upon certain events including (i) an involuntary separation from service or (ii) an involuntary separation from service within 24 months of a change of control. Eligible employees are all executive officers of the Company and its subsidiaries and such other employees who are designated by the Compensation Committee.

With respect to payments triggered prior to a change in control, the payments will consist of (a) three weeks’ of the employee’s base compensation for each full year of service completed by such eligible employee in effect at the time of the separation from service, but not exceeding one year of base compensation, payable in monthly installments over a period not to exceed 12 months, (b) the eligible employee’s unused and accrued vacation pay, (c) a bonus award under the AIP for the award year in which the eligible employee separates from service and (d) continued coverage under the Company’s medical, dental and life insurance plans for a period of weeks equal to three times the number of full years of service completed by the eligible employee, but not exceeding one year of coverage. The Compensation Committee may increase the benefits payable.

With respect to payments triggered following a change in control, the payments shall consist of a lump sum cash benefit equal to (a) the eligible employee’s annual base compensation plus his or her annual base compensation multiplied by his or her standard bonus percentage (as determined pursuant to the AIP), determined as of the date of the change of control or the date the eligible employee separates from service, whichever produces the larger amount, multiplied by 2.5, or in the case of the CEO, a factor of 3.0, (b) the eligible employee’s unused and accrued vacation pay, (c) a bonus award under the AIP for the award year in which the eligible employee separates from service, and (d) COBRA premium payments for up to three years.

The foregoing summary of the Severance Program does not purport to be complete. This summary is subject to, and is qualified in its entirety by, the complete text of the Severance Program, a copy of which is attached as Exhibit 10.3 to this report and is incorporated herein by reference.

Potlatch Corporation Salaried Supplemental Benefit Plan II

On December 5, 2008, the Board of Directors of the Company adopted the Potlatch Corporation Salaried Supplemental Benefit Plan II (the “Supplemental Plan”) to provide certain salaried employees with supplemental retirement benefits. The Supplemental Plan will replace the supplemental benefit plan currently sponsored by Clearwater. The Supplemental Plan provides both a pension benefit that supplements the Company’s Salaried Retirement Plan (the “Retirement Plan Supplement”), and a 401(k) plan benefit that supplements the Company’s Salaried 401(k) Plan (the “401(k) Plan Supplement”).

The Retirement Plan Supplement generally consists of the difference between (1) the participant’s actual vested benefit under the Company’s Salaried Retirement Plan and (2) the vested benefit that would have been calculated under the Salaried Retirement Plan if (i) certain Code limitations did not apply, and (ii) deferred bonuses under the AIP and predecessor annual bonus plans were taken into account. The Retirement Plan Supplement is generally payable as an annuity, but will be paid as a lump sum if the lump sum value does not exceed $50,000. Payment of the Retirement Plan Supplement begins (or is made, in the case of a lump sum) within 90 days after the later of the participant’s attainment of age 55 or separation from service.

The 401(k) Plan Supplement applies to participants who have contributed at least 6% of their eligible compensation to the Company’s Salaried 401(k) Plan (which contributions are eligible for Company matching contributions of 70% of such amount), and whose additional contributions under that plan have been reduced because of certain Code limitations or because the participant has deferred annual bonuses payable under the AIP or predecessor bonus plans. The 401(k) Plan Supplement consists of the difference between (1) the actual Company matching contributions allocated to the participant under the Salaried 401(k) Plan, and (2) the amount of Company matching contributions that would have been allocated had the participant contributed 6% of his or her compensation to the Salaried 401(k) Plan, disregarding for this purpose any Code limits on eligible compensation and any deferrals of annual bonuses payable under the AIP or predecessor bonus plans.

The 401(k) Plan Supplement amounts that accrue each year are credited to an account, and are deemed invested in one or more investment options. The account will initially be deemed invested solely in an interest-bearing investment, but during 2009 the Company expects to permit deemed investments that mirror the investment options in the Salaried 401(k) Plan (other than Company stock). The participant can elect to have the 401(k) Plan Supplement account paid in a lump sum or in 15 or fewer annual installments, beginning in the calendar year following the year in which the participant separates from service.

The foregoing summary of the Supplemental Plan does not purport to be complete. This summary is subject to, and is qualified in its entirety by, the complete text of the Supplemental Plan, a copy of which is attached as Exhibit 10.4 to this report and is incorporated herein by reference.

Amendment to Potlatch Corporation Salaried Employees’ Supplemental Benefit Plan

On December 5, 2008, the Board of Directors of the Company approved and adopted an amendment to the Potlatch Corporation Salaried Employees’ Supplemental Benefit Plan (the “Prior Supplemental Plan”). The amendment alters the deemed investment options for the “Savings Plan Supplement Benefit” under the Prior Supplemental Plan, which is similar to the 401(k) Plan Supplement under the Supplemental Plan. The new deemed investment options under the Prior Supplemental Plan will be the same those described above for the Supplemental Plan.

The foregoing does not purport to be complete. This description is subject to, and is qualified in its entirety by, the complete text of the amendment to the Prior Supplemental Plan, a copy of which is attached as Exhibit 10.5 to this report and is incorporated herein by reference.

Amendment to Potlatch Corporation Management Performance Award Plan

On December 5, 2008, the Board of Directors of the Company approved and adopted an amendment to the Potlatch Corporation Management Performance Award Plan (the “MPAP”). Prior to 2005, annual incentive bonuses were paid to eligible employees under the MPAP. The MPAP permitted employees to defer payment of their bonuses, and deferred amounts have been deemed invested in an interest-bearing account. The deemed interest rate has historically been based on 70% of the higher of the average prime rate charged by major commercial banks or the average monthly long-term rate of A-rated corporate bonds. As a result of the amendment to the MPAP, beginning January 1, 2009 the deemed interest rate will be 120% of the long-term applicable federal rate, with quarterly compounding, as published by the Internal Revenue Service.

The foregoing does not purport to be complete. This description is subject to, and is qualified in its entirety by, the complete text of the amendment to the MPAP, a copy of which is attached as Exhibit 10.6 to this report and is incorporated herein by reference.

Potlatch Corporation Benefits Protection Trust Agreement

On December 5, 2008, the Board of Directors of the Company adopted and approved an amended and restated Potlatch Corporation Benefits Protection Trust Agreement (the “Trust”) with U.S. Bank National Association. The amendments to the Trust include (1) updates and clarifications to the definition of “change of control,” (2) updates and revisions to the schedule of plans and agreements intended to be funded through the Trust, to include only those plans and agreements for which the Company is responsible after the Spin-off, (3) revisions to ensure the intended tax treatment for the Trust and for the employees whose benefits may be funded through the Trust, and (4) clarifications of the duties of U.S. Bank as trustee.

The Trust provides that in the event of a change of control, the Trust will become irrevocable and within thirty days of the change of control the Company will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to the Company’s employees under the Company’s various employee benefit plans and employee agreements. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then the Company is, or the Company’s successor is, obligated to deposit additional assets into the Trust.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Potlatch Corporation Annual Incentive Plan

10.2	Potlatch Corporation Management Deferred Compensation Plan

10.3	Potlatch Corporation Severance Program for Executive Employees

10.4	Potlatch Corporation Salaried Supplemental Benefit Plan II

10.5	Amendment to Potlatch Corporation Salaried Employees’ Supplemental Benefit Plan

10.6	Amendment to Potlatch Corporation Management Performance Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2008	POTLATCH CORPORATION

	By:	/s/ Michael S. Gadd
	Name:	Michael S Gadd
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	Potlatch Corporation Annual Incentive Plan

10.2	Potlatch Corporation Management Deferred Compensation Plan

10.3	Potlatch Corporation Severance Program for Executive Employees

10.4	Potlatch Corporation Salaried Supplemental Benefit Plan II

10.5	Amendment to Potlatch Corporation Salaried Employees’ Supplemental Benefit Plan

10.6	Amendment to Potlatch Corporation Management Performance Award Plan